Exhibit 10.8

LIBERTY OILFIELD SERVICES INC.

LEGACY RESTRICTED STOCK PLAN

FORM OF RESTRICTED STOCK GRANT NOTICE

Pursuant to the terms and conditions of the Liberty Oilfield Services Inc. Legacy Restricted Stock Plan, as amended from time to time (the “Plan”), subject to and conditioned upon your execution of the Class B Unit Surrender Agreement attached hereto as Exhibit D, Liberty Oilfield Services Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or “Employee”) the number of shares of Restricted Stock (the “Restricted Shares”) set forth below. The Restricted Shares are subject to the terms and conditions set forth in this Restricted Stock Grant Notice (this “Grant Notice”), in the Restricted Stock Agreement (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Employee’s Name:

Date of Grant:

Total Number of Shares of Restricted Stock:	Shares

Original Vesting Start Date:

Vesting Schedule:	Subject to the terms and conditions of the Agreement, the Plan and the other terms and conditions set forth herein, % of the Restricted Shares shall become vested on [each of] the anniversaries of the Original Vesting Start Date, so long as you remain continuously employed by the Company from the Date of Grant through each such vesting date. Notwithstanding anything in the preceding sentence to the contrary, [if your employment with the Company is terminated by the Company without Cause (as defined in the Agreement) or you resign for Good Reason (as defined in the Agreement), a percentage of the Restricted Shares granted hereunder equal to the difference, if positive, of (a) 50% less (b) the percentage vested as of the date of such termination, shall immediately become fully vested, so long as you remain continuously employed by the Company from the Date of Grant through the date of such termination. Further notwithstanding anything in the preceding sentences to the contrary,] upon a Change in Control, the Restricted Shares granted hereunder shall immediately become fully vested, so long as you remain continuously employed by the Company from the Date of Grant through the date of such Change in Control.

By signing below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice.

You also understand and acknowledge that, if you made a timely election under Section 83(b) of the Code with respect to your Class B Units, you shall (a) make a timely election under Section 83(b) of the Code in substantially the form attached hereto as
Exhibit B with respect to the exchange of your Class B Units in Liberty Oilfield Services Holdings for the Restricted Shares and (b) consult with your tax advisor to determine the tax consequences of filing such an election under Section 83(b) of the Code. This election must be filed no later than 30 days after Date of Grant set forth in this Grant Notice. This time period cannot be extended. Timely filing a Section 83(b) election is your sole responsibility, even if you request the Company or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) to assist in making such filing or to file such election on your behalf.

This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

Note: To accept the grant of the Restricted Shares, you must execute this Grant Notice and return an executed copy to the Company, 950 17th Street, Suite 2000, Denver, Colorado 80202, by                     .

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IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and Employee has executed this Grant Notice, effective for all purposes as provided above.

LIBERTY OILFIELD SERVICES INC.

By:
Name:
Title:

EMPLOYEE

[Name of Employee]

SIGNATURE PAGE TO

RESTRICTED STOCK GRANT NOTICE

EXHIBIT A

FORM OF RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between Liberty Oilfield Services Inc., a Delaware corporation (the “Company”), and (“Employee”).

1.    Award. The Company hereby grants to Employee the number of shares of Restricted Stock set forth in the Grant Notice (the “Restricted Shares”) on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

2.    Forfeiture Restrictions.

(a)    The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of except as provided in this Agreement or the Plan.

(b)    In the event of the termination of Employee’s employment with the Company, except as otherwise provided in the Grant Notice, Employee shall immediately and without any further action by the Company, forfeit and surrender to the Company for no consideration all of the Restricted Shares with respect to which the Forfeiture Restrictions have not lapsed in accordance with Section 2(e) as of the date of such termination.

(c)    The prohibition against transfer and the obligation to forfeit and surrender the Restricted Shares to the Company upon a termination of employment as provided in this Section 2 are referred to herein as the “Forfeiture Restrictions.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of the Restricted Shares.

(d)    The Restricted Shares shall be released from the Forfeiture Restrictions in accordance with the vesting schedule set forth in the Grant Notice. The Restricted Shares with respect to which the Forfeiture Restrictions lapse without forfeiture are referred to herein as the “Earned Shares.” As soon as administratively practicable following the release of any Stock from the Forfeiture Restrictions, the Company shall, as applicable, either deliver to Employee the certificate or certificates representing such Stock in the Company’s possession belonging to Employee, or, if the Stock is held in book-entry form, then the Company shall remove the notations indicating that the Stock is subject to the restrictions of this Agreement. Employee (or the beneficiary or personal representative of Employee in the event of Employee’s death or disability, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its representatives deem necessary or advisable in connection with any such delivery.

3.    Dividends and Other Distributions. Dividends and other distributions that are paid or distributed with respect to Restricted Shares (whether in the form of shares of Stock or other property (including cash)) (referring to herein as “Retained Distributions”) shall be subject

EXHIBIT A

to the transfer restrictions and risk of forfeiture applicable to the related Restricted Share and shall be held by the Company or other depository as may be designated by the Committee as a depository for safekeeping. If the Restricted Share to which such Retained Distributions relate is forfeited to the Company, then such Retained Distributions shall be forfeited to the Company at the same time such Restricted Share is so forfeited. If the Restricted Share to which such Retained Distributions relate becomes vested, then such Retained Distributions shall be paid and distributed to Employee within 60 days after such Restricted Share becomes vested. Distributions paid or distributed in the form of securities with respect to Restricted Shares shall bear such legends, if any, as may be determined by the Committee from time to time to reflect the terms and conditions of this Agreement and to comply with applicable securities laws.

4.    Rights as Stockholder. Except as otherwise provided herein, upon issuance of the Restricted Shares by the Company, Employee shall have all the rights of a stockholder of the Company with respect to such Restricted Shares subject to the restrictions herein, including the right to vote the Restricted Shares.

5.    Confidentiality, Non-Competition and Non-Solicitation. By accepting the award of Restricted Shares hereunder, Employee expressly intends and agrees to be legally bound by the covenants set forth in Exhibit C. Employee expressly acknowledges and affirms that the grant of Restricted Shares hereunder further aligns Employee’s interests with the Company’s long-term business interests, and Employee acknowledges that the Restricted Shares would not be granted to Employee hereunder if Employee had not agreed to be bound by the covenants set forth in Exhibit C. For the avoidance of doubt, notwithstanding any provision in this Agreement or the Plan to the contrary, in the event of any breach of any of the covenants set forth in Exhibit C or the provisions of any other confidentiality, non-competition or non-solicitation covenant in any other agreement by and between the Company or any of its Affiliates and Employee, if, as of the date of such breach (the “Breach Date”), the Forfeiture Restrictions have not lapsed with respect to some or all of the Restricted Shares, Employee shall, for no consideration, immediately forfeit and surrender to the Company all of such Restricted Shares. For the avoidance of doubt, the remedies set forth in this Section 5 shall not be deemed the exclusive remedies for a breach of any of the covenants set forth in Exhibit C, but shall be in addition to all remedies available at law or in equity, including, without limitation, injunctive relief, and the recovery of damages from Employee and Employee’s agents.

6.    Refusal to Transfer; Stop-Transfer Notices. The Company shall not be required (a) to transfer on its books any shares of Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred. Employee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

7.    Restricted Shares Not Transferable. The Restricted Shares may not be sold, pledged, assigned or transferred in any manner unless and until the Forfeiture Restrictions have lapsed. No Restricted Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Employee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

8.    Employment Relationship. For purposes of this Agreement, Employee shall be considered to be employed by the Company as long as Employee remains an employee of the Company or any of its subsidiaries or an employee of a corporation or other entity (or a parent or subsidiary of such corporation or other entity) assuming or substituting a new restricted stock award for the Restricted Shares. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, and such determination shall be final, conclusive and binding for all purposes.

9.    Agreement to Furnish Information. Employee agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

10.    Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Restricted Shares granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Notwithstanding the foregoing, the parties expressly acknowledge and agree that this Agreement does not supersede or replace, but instead complements and is in addition to, all agreements and obligations that Employee has to the Company and each member of the Company Group (whether contained in a prior written agreement or otherwise) with regard to: (i) confidentiality and the non-use, non-disclosure, return and protection of trade secrets, confidential and proprietary information and materials; (ii) non-competition and non-solicitation; and (iii) the ownership of intellectual property rights (in each case, including, without limitation, those covenants set forth in the Restricted Unit Agreement(s) entered into between Employee and Liberty Oilfield Services Holdings).

11.    Successors and Assigns. The Company may assign any of its rights under this Agreement without Employee’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon Employee and Employee’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Shares may be transferred by will or the laws of descent or distribution.

12.    Defined Terms. In addition to the terms defined in the body of this Agreement, the following capitalized words shall have the meanings indicated below. Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

(a)    “Cause” exists if and when (i) one or more of the events or occurrences described in clauses (A) through (F) below occurs, (ii) the Company notifies Employee in reasonable detail as to such occurrence (including, in such notice, the Company’s intent to terminate his employment for Cause unless Employee cures such occurrence); provided, that this notice shall not be required for events or occurrences described in clause (A); and (iii) prior to the end of the 30-day period after Employee receives such notice, Employee fails to cure the relevant event or occurrence; provided, that this opportunity to cure shall not be available for events or occurrences described in clause (A):

(A)    Employee’s conviction of, or plea of nolo contendere to, a felony or serious crime involving fraud, dishonesty or breach of trust;

(B)    Employee’s gross negligence or intentional misconduct in the performance of his duties to the Company or its subsidiaries including but not limited to Employee’s failure to act as directed by the Chief Executive Officer or the Board of Directors of the Company (or, if Employee is the Chief Executive Officer, as directed by the Board of Directors of the Company), or Employee’s failure to devote his full business time to the Company and its subsidiaries;

(C)    Employee breaches one of his material obligations under this Agreement (including, without limitation, obligations set forth in Exhibit C to this Agreement);

(D)    Employee’s willful dishonesty, fraud or misrepresentation intended to result in Employee’s (or his family members’ or their respective Affiliates’) gain or personal enrichment at the expense of the Company, any subsidiary thereof or other equity holders of the Company;

(E)    Employee’s public or consistent drunkenness or illegal use of narcotics that is reasonably likely to become materially injurious to the reputation or business of the Company or its subsidiaries or that is reasonably likely to impair Employee’s performance of duties to the Company or any subsidiary and materially violates a policy or code of conduct of the Company regarding drug and/or alcohol use; or

(F)    any other intentional conduct of Employee that materially injures the Company or any subsidiary or its reputation including but not limited to knowingly participating or allowing accounting or tax improprieties, embezzlement or theft.

(b)    “Good Reason” means that one or more of the following has occurred (i) without Employee’s prior written consent, (ii) in the case of clauses (A) and (B), Employee provides written notice in reasonable detail within 30 days of the occurrence of such condition and such occurrence remains uncured by the Company 30 days after Employee such notice, and (iii) Employee resigns within 60 days of the occurrence of such condition: (A) a material diminution in Employee’s responsibilities, duties or authority; (B) a material diminution in Employee’s base salary; or (C) a breach by the Company of one of its material obligations under this Agreement.

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EXHIBIT B

SECTION 83(b) ELECTION PACKAGE

EXHIBIT B

EXHIBIT C

FORM OF COVENANTS RELATED TO CONFIDENTIALITY AND NONCOMPETITION

Employee acknowledges and recognizes the highly competitive nature of the business of the Company and its subsidiaries (the Company and such subsidiaries being referred to collectively herein as the “Company Group”), the amount of sensitive, proprietary and confidential information and trade secrets necessarily involved in the discharge of Employee’s position with the Company Group, and the harm to the Company Group that would result if such knowledge or expertise was disclosed or made available to a competitor. Employee further acknowledges and agrees that Employee’s receipt of the grant of Restricted Shares that Employee has received further aligns Employee’s interests with the Company’s long-term business interests. Based on that understanding and in recognition of the fact that Employee will receive, and have access to, Confidential Information (as defined below) and that the Company Group has a legitimate business interest in protecting its Confidential Information and goodwill, Employee hereby expressly agrees as follows:

1.    Confidentiality and Protection of Information.

(a)    Obligation to Maintain Confidentiality.

(i)    Employee acknowledges that the continued success of the Company Group depends upon the use and protection of Confidential Information, and that Employee will have access to such information in a manner that requires restrictions on Employee’s use and disclosure for purposes unrelated to business of the Company. Therefore, Employee agrees that Employee shall not disclose or use for Employee’s own account any Confidential Information, except as reasonably necessary for the performance of Employee’s duties on behalf of any member of the Company Group, without prior written consent of an executive officer (or the Board if Employee is an executive officer at the relevant time), unless and to the extent that any Confidential Information is required to be disclosed pursuant to any applicable law, regulatory action or court order. Upon the termination of Employee’s employment with the Company, and at any other time upon the request of any member of the Company Group, Employee shall deliver to the Company Group, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company Group (including, without limitation, all documents, files (including without limitation electronically stored information) and other materials constituting or reflecting Confidential Information) that Employee may then possess or have under Employee’s control.

(ii)    As used herein, “Confidential Information” means any non-public, confidential or proprietary information belonging to, or which is currently held by or is hereafter acquired, developed or used by, the Company or any other member of the Company Group, including all such information relating to business opportunities or other geological, geophysical, engineering, operational, economic, financial, management or other aspects of any member of the Company Group’s business, operations, properties or prospects, whether oral or in written form. In no event will the definition of “Confidential Information” include information that is, or becomes, generally known to and available for use by the public other than as a result of Employee’s improper acts or failure to act.

EXHIBIT C

(b)    Ownership of Intellectual Property. If Employee creates, invents, designs, develops, contributes to or improves (or has created, invented, designed, developed, contributed to or improved) any works of authorship, inventions, materials, documents or other work product or other intellectual property, either alone or in conjunction with third parties, at any time during Employee’s employment with the Company Group (collectively, “Works”), to the extent that such Works were created, invented, designed, developed, contributed to, or improved with the use of any Company Group resources and/or within the scope of such employment (collectively, the “Company Works”), Employee shall promptly and fully disclose such Company Works to the Company Group. Any copyrightable work falling within the definition of Company Works shall be deemed a “work made for hire” as such term is defined in 17 U.S.C. § 101. Employee hereby (i) irrevocably assigns, transfers and conveys, to the fullest extent permitted by applicable law, all right, title and interest in and to the Company Works on a worldwide basis (including, without limitation, rights under patent, copyright, trademark, trade secret, unfair competition and related laws) to the Company Group or such other entity as the Company Group shall designate, to the extent ownership of any such rights does not automatically vest in the Company Group under applicable law and (ii) waives any moral rights therein to the fullest extent permitted under applicable law. Employee agrees that Employee will not use any Company Works for Employee’s personal benefit, the benefit of a competitor of any member of the Company Group, or for the benefit of any Person or entity other than the Company Group. Employee agrees to execute any further documents and take any further reasonable actions requested by the Company Group to assist it in validating, effectuating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of its rights hereunder, all at the Company Group’s sole expense. Upon termination of Employee’s employment, Employee shall deliver to the Company Group all originals and all duplicates and copies of all documents, records, notebooks, and similar repositories of or containing Confidential Information then in Employee’s possession, whether prepared by Employee or not; and at any time thereafter, if any such materials are brought to Employee’s attention or Employee discovers them in Employee’s possession, Employee shall deliver such materials to the Company Group immediately upon such notice or discovery.

(c)    Third Party Information. Employee understands that members of the Company Group will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on behalf of member(s) of the Company Group to maintain the confidentiality of such information and to use it only for certain purposes. During Employee’s employment with the Company Group and at all times thereafter, and without in any way limiting any provision of this Agreement, Employee will hold information which Employee knows, or reasonably should know, to be Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel of the Company Group who need to know such information in connection with their work for the Company Group) or use, except in connection with Employee’s work for the Company Group, Third Party Information unless expressly authorized in writing by the Board or the information (i) becomes generally known to and available for use by the public other than as a result of Employee’s improper acts or omissions or (ii) is required to be disclosed pursuant to any applicable law, regulatory action or court order.

(d)    Permitted Disclosures.

(i)    Employee understands that nothing in this Exhibit B shall be construed to prohibit Employee from reporting possible violations of law or regulation to any governmental agency or regulatory body or making other disclosures that are protected under any law or regulation, or from filing a charge with or participating in any investigation or proceeding conducted by any governmental agency or regulatory body.

(ii)    Employee understands that the Defend Trade Secrets Act provides that Employee may not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In the event that Employee files a lawsuit for retaliation by any member of the Company Group for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney and use the trade secret information in the court proceeding, if Employee files any document containing the trade secret under seal and do not disclose the trade secret, except pursuant to court order.

2.    Restricted Activities. During the term of Employee’s employment with the Company and for the 12-month period following termination of such employment (the “Restricted Period”), regardless of the reason for such termination and regardless of whether termination is by the Company or Employee, Employee agrees that he shall not, and shall cause his Affiliates [, spouse, children (including those by adoption) and Affiliates of his spouse and children] not to:

(a)    directly or indirectly, participate with (as an employee, consultant, partner, investor, lender, advisor, officer or director), consult, advise, sponsor or promote or invest in any Competing Business; provided, notwithstanding the foregoing, Employee’s ownership (together with his Affiliates [, children, spouse and Affiliates of his children and spouse]) of up to 1% of any class of equity or other securities of any entity listed on a national securities exchange or quotation system or in the over-the-counter market shall not violate this clause (a) so long as neither such Employee nor any of his Affiliates [, children, spouse or Affiliates or his children or spouse] provides any services of any nature to such entity; or

(b)    hire, solicit or attempt to solicit or partner with, directly or indirectly, any consultant, independent contractor or employee of the Company or any subsidiary (or person that was an employee, consultant or independent contractor of the Company or any subsidiary within 12 months prior to such Employee’s employment termination) if, in the case of a consultant or independent contractor (but not employee), such person’s relationship with the Company or any subsidiary would be interfered with.

3.    Equitable Relief. Employee acknowledges that in the event of a breach of any of the provisions of this Exhibit C, the Company Group (or its successors) would sustain irreparable harm and damages that would be extremely difficult if not impossible to calculate, and, therefore, Employee agrees that in addition to any other remedies that the Company Group may have under this Exhibit C or otherwise at law or in equity, the Company Group shall be entitled to obtain equitable relief, including specific performance and injunctions restraining Employee from committing or continuing any such violation of this Exhibit C, without any requirement that the Company Group post a bond. Such relief shall be in addition to all other relief available to each member of the Company Group, at law and equity. The Restricted Period applicable to a particular provision of this Exhibit C shall be extended for the period equal to the time period that Employee is in breach of such provision.

4.    Reasonableness of Restraints. It is agreed by the parties that the foregoing covenants impose a reasonable restraint on Employee and are no greater than necessary to protect the Company Group’s legitimate business interests, including the protection of the Company Group’s trade secrets, Confidential Information and goodwill. In the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth herein are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent that the court deems reasonable, and the covenants contained herein shall thereby be reformed.

5.    Miscellaneous.

(a)    Severability. If any term, provision, covenant or condition of this Exhibit C (or any part thereof) is held by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, the validity and enforceability of the remainder of this Exhibit C (and parts thereof) shall not in any way be affected, impaired or invalidated.

(b)    Survival. Employee’s obligations under this Exhibit C shall survive the date that Employee is no longer employed or engaged by any member of the Company Group, regardless of the reason that such relationship ends.

(c)    Restricted Stock Agreement and Plan. This Exhibit C shall be subject to the provisions of Sections 8, 10 and 11 of the Restricted Stock Agreement and Sections 9(c) and 9(h) of the Plan, which provisions are hereby incorporated by reference as a part of this Exhibit C.

(d)    Third Party Beneficiaries. Each member of the Company Group that is not a signatory hereto shall be a third party beneficiary of Employee’s representations, commitments, covenants, and obligations under this Exhibit C and shall have the right to enforce this Exhibit C as if a party hereto.

EXHIBIT D

FORM OF CLASS B UNIT SURRENDER AGREEMENT

This Class B Unit Surrender Agreement (this “Surrender Agreement”) is made as of the date set forth on the signature page hereto (the “Effective Date”) by the unitholder listed on the signature page hereto (the “Unitholder”), with respect to all of the unvested Class B Units (as defined below) (“Units”) held by the Unitholder.

1.    Surrender and Cancellation of Unvested Class B Units. The Unitholder hereby surrenders and relinquishes to the Company for cancellation all of the Unitholder’s right, title and interest in and to the              Class B Units in Liberty Oilfield Services Holdings (the “Class B Units”) awarded under the Restricted Unit Agreement between Liberty Oilfield Services Holdings (“LOS Holdings”) and the Unitholder with a grant date of                      (the “Restricted Unit Agreement”) that remain unvested as of the Effective Date. In furtherance of the foregoing, the Unitholder further agrees that the Restricted Unit Agreement is hereby surrendered with no further obligations of the Company thereunder except as provided herein. In exchange for the surrender, relinquishment and cancellation of the Unitholder’s right, title and interest in and to the Class B Units (and all portions thereof), the Company is granting the Unitholder a an award of restricted shares (the “Restricted Shares”) pursuant to the Restricted Stock Agreement and Grant Notice to which this Surrender Agreement is attached (the “Restricted Stock Agreement”). The Unitholder, on behalf of himself, and on behalf of all spouses, heirs, predecessors, successors, assigns, representatives and agents of the Unitholder (including, without limitation, any trust of which the Unitholder is the trustee or that is for the benefit of the Unitholder or a member of his family), to the greatest extent permitted by law, hereby acknowledges that the grant of the Restricted Shares pursuant to the Restricted Stock Agreement is in full satisfaction of any and all rights the Unitholder may have under the Restricted Unit Agreement or otherwise with respect to each and every Class B Unit granted to the Unitholder.

2.    Release. By executing and delivering this Surrender Agreement and in consideration of the foregoing and the mutual promises contained in the Restricted Stock Agreement, effective upon receipt of the Restricted Shares, the Unitholder, on behalf of himself and each of his past and present agents, assigns, transferees, beneficiaries, heirs, executors, affiliates, successors, and representatives (collectively, the “Releasors”), hereby irrevocably waives, releases and discharges the Company and its past, present and future agents, transferees, attorneys, administrators, officers, directors, equityholders, members, shareholders, employees, subsidiaries, parents, affiliates, insurers and representatives, and all predecessors, successors and assigns of the foregoing (collectively, the “Releasees”) from any and all claims, demands, liabilities, obligations, investigations, debts, liens, contracts, agreements, promises, responsibilities, suits, arbitrations, actions and causes of action, whether known or unknown, liquidated or unliquidated, fixed or contingent, past, present or future, at law or in equity, or of any nature whatsoever, that the Releasors now have against any of the Releasees relating to or arising from the Class B Units, the Restricted Unit Agreement, the surrender, relinquishment, cancellation and termination of the Class B Units, and any act or omission of the Releasees with respect thereto. Without limiting the generality of the foregoing, the Unitholder hereby waives

EXHIBIT D

the right to receive any consideration (whether cash, equity interests, or otherwise) in connection with the cancellation of the Class B Units other than the Restricted Shares granted pursuant to the Restricted Stock Agreement.

3.    Acknowledgement. The Unitholder acknowledges that (a) the Unitholder has read and understands this Surrender Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Company or any other person other than those contained in writing herein, and has entered into this Surrender Agreement freely based on the Unitholder’s own judgment; and (b) the Unitholder has been advised, and hereby is advised in writing, to consult with legal counsel of his choosing before signing this Surrender Agreement and the Unitholder has been provided a sufficient opportunity to do so.

4.    Third-Party Beneficiaries. Each subsidiary of the Company shall be a third-party beneficiary of this Surrender Agreement and shall be entitled to enforce the provisions hereof to the same extent as the Company.

5.    Restricted Stock Agreement and Plan. This Exhibit D shall be subject to the provisions of Sections 10 and 11 of the Restricted Stock Agreement and Sections 9(c), 9(d), 9(h), and 10 of the Liberty Oilfield Services Inc. Legacy Restricted Stock Plan, which provisions are hereby incorporated by reference as a part of this Exhibit D.

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D-2

The undersigned hereby executes this Surrender Agreement.

UNITHOLDER

[Name of Unitholder]

SIGNATURE PAGE TO SURRENDER AGREEMENT